Exhibit 10.1

ADDENDUM

THIS ADDENDUM, dated as of July 19, 2022, (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), ____________, (“Collateral Agent”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with the Lenders each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers entered into a Securities Purchase Agreement dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchaser, as set forth on Schedule A, secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”), Class A, Class B and Class C common stock purchase warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock; and

WHEREAS, the Obligations are secured by a senior security interest granted pursuant to a Security Agreement dated as of October 25, 2021 (the “Security Agreement”) which granted to the Collateral Agent a security interest in the assets of the Company and its subsidiaries (the “Collateral”) as set forth in the Security Agreement. Capitalized Terms not defined herein shall have the meaning set forth in the SPA and other Transaction Documents (as defined in the SPA).

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1.        Project Dorothy Entities. The Company desires to enter into a series of transactions with Soluna SLC Fund I Projects Holdco LLC, a Delaware limited liability company (“Spring Lane”), pursuant to which Soluna Computing, Inc. (“SCI”), a wholly owned subsidiary of the Company, has formed a wholly-owned subsidiary, Soluna DV Devco, LLC to act as a project development entity (“Dorothy Devco Entity”), which will own the Class A equity interests of a special purpose entity, Soluna DVSL ComputeCo, LLC (“Dorothy JV Project Entity”) and manage the development of the project commonly referred to as “Dorothy” (“Project Dorothy”), and Company will own Class B equity interests of Dorothy JV Project Entity, in each case pursuant to the documents annexed hereto as Exhibit 1 (the “Dorothy Documents”). In addition, SCI has formed a wholly-owned subsidiary, Soluna DV ComputeCo, LLC (“Dorothy Project Entity”, and together with Dorothy Devco Entity and Dorothy JV Project Entity, each a “Dorothy Entity and collectively, the “Dorothy Entities”) as part of Project Dorothy, which, subject to the Purchasers consent, such consent not to be unreasonably withheld, conditioned or delayed, may be restructured after the date hereof to provide for certain equity interests to be owned directly by Dorothy Devco Entity and/or the Company instead of SCI. Subject to (i) SCI pledging all of its equity interests in Dorothy Devco Entity, (ii) SCI pledging all of its equity interests in Dorothy Project Entity, (iii) the Company pledging all of its Class B interests in Dorothy JV Project Entity and (iv) the Company pledging all of its equity interests in Dorothy Project Entity, if any, in each case to the Collateral Agent pursuant to the Security Agreement, the Purchasers consent to each Dorothy Entity not being a Subsidiary Guarantor (as defined in the Security Agreement) or a Debtor (as defined in the Security Agreement). The Dorothy Documents may not be amended, nor may the Company or any other Dorothy entity waive any of its rights under the Dororthy Documents, without the written consent of the Purchasers if such amendment or waiver is materially adverse to the equity interests pledged to the Collateral Agent.

2.        First Release Collateral, Second Release Collateral and Third Release Collateral; Collateral.

(a)       The property described on Part I of Schedule 2 attached hereto (the “First Release Collateral Schedule”) is hereinafter referred to as the “First Release Collateral”. The property described on Part II of Schedule 2 attached hereto is hereinafter referred to as the “Second Release Collateral”. The property described on Part III of Schedule 2 attached hereto is hereinafter referred to as the “Third Release Collateral”. The net cash proceeds received by the Company or SCI after the date hereof from any capital raising transactions permitted by the Transaction Documents (including for the avoidance of doubt this Addendum) is hereinafter referred to as “Designated Cash Proceeds”.

(b)      Designated Cash Proceeds may be used for the purposes of construction of the Facility and payment of Open Facility Contracts (as such term are defined on Schedule 2). For the avoidance of doubt, no Collateral (except for Designated Cash Proceeds) may be used to (i) pay for any portion of, or otherwise exercise, any Open Facility Contracts (as defined on the First Release Collateral Schedule) or (ii) pay fees, costs and expenses in connection with the construction of the Facility (as defined in the First Release Collateral Schedule).

3.        Escrow. The Company, Purchasers and Sullivan & Worcester LLP, will enter into the escrow agreement annexed hereto as Exhibit 3 to govern the funds to be deposited as described below.

4.        Initial Note Repricing. Subject to the approval of NASDAQ, the Conversion Price of the Notes will be reduced (subject to further reduction as set forth in the Notes) to the 20% discount to the 5-day VWAP for the five Trading Days after the date (such date the “Approval Date”) NASDAQ’s approval is obtained (the “First Reset”). The Company represents that based on the number of shares previously converted by the Purchasers and assuming NASDAQ approves its plan that, based on the current price of the Company’s Common Stock, there are sufficient shares available to complete the First Reset. Upon the First Reset, $1,100,000 of the Notes, pro rata as set forth on Schedule A, shall be converted (“First Conversion”) and the Company shall deposit $1,000,000 (the “First Deposit”) into escrow pursuant to the Escrow Agreement. Upon the First Reset and the Company having deposited the First Deposit into escrow pursuant to the Escrow Agreement and the First Release Collateral being transferred to one or more of the Dorothy Entities, (a) the Collateral Agent’s lien on, and security interest in, the First Release Collateral shall be automatically terminated, discharged and released and (b) the First Release Collateral (including without limitation the transfer, use and disposition thereof) shall not be subject to any covenant, restriction, limitation, condition or other provision of the SPA and the other Transaction Documents. No later than the 50th Trading Day (“First Reconcile Date”) after the Approval Date, the Company shall deposit an additional $950,000 (“Second Deposit”) into escrow pursuant to the Escrow Agreement. Commencing on the 51st Trading Day after the Approval Date, the Purchasers may require the Company to redeem up to $2,200,000 worth of the Notes, pro rata as set forth on Schedule A, at the rate of $1.20 for every $1.00 owed, less any amount converted by the Purchasers between Approval Date and First Reconcile Date, not including the First Conversion (the “First Tranche”). The First Deposit and Second Deposit shall be held in escrow for at least five (5) Trading Days after the First Reconcile Date. Following the First Tranche $3,300,000 of the Notes will be converted or redeemed.

5.        Second Note Repricing. Subject to the approval of NASDAQ, approval by the Company’s shareholders and provided an Event of Default has not occurred or been waived by the Purchasers, on the sooner of the fifth (5th) Trading Day after the First Reconcile Date or full payment of any redemption owed pursuant to Section 4 above, the Conversion Price of the Notes will be reduced (but not increased) to the 20% discount to the prior 5-day VWAP (the “Second Reset”). Upon the Second Reset and subject to the beneficial ownership limits in the Notes, pro rata as set forth on Schedule A, $1,100,000 of the Notes shall be converted (“Second Conversion”) and the Company shall deposit up to an additional $1,000,000 (the “Third Deposit”) into escrow pursuant to the Escrow Agreement, provided that if such deposit would result in more than $1,950,000 being held in escrow the Company would only be required to deposit such amount necessary to have $1,950,000 being held in escrow; provided, further that if either party elects to pause the second tranche as provided for in Schedule 8 to this Agreement, then the Company shall have the right to withdraw any escrowed amounts to fund Company operations; provided, further, however, that the Purchasers shall be under no obligation to resume the second tranche until the Company has restored such amounts to be held in escrow. Upon the Second Reset and the Company having deposited the Third Deposit into escrow pursuant to the Escrow Agreement, (a) the Collateral Agent’s lien on, and security interest in, the Second Release Collateral shall be automatically terminated, discharged and released and (b) the Second Release Collateral (including without limitation the transfer, use and disposition thereof) shall not be subject to any covenant, restriction, limitation, condition or other provision of the SPA and the other Transaction Documents. No later than the 45th Trading Day (“Second Reconcile Date”) after the Second Reset, the Company shall deposit an up to additional $950,000 (“Fourth Deposit”) into escrow pursuant to the Escrow Agreement, provided that if such deposit would result in more than $1,950,000 being held in escrow the Company would only be required to deposit such amount necessary to have $1,950,000 being held in escrow. Commencing on the day after the Second Reconcile Date, the Purchasers may require the Company to redeem up to $2,200,000 worth of the Notes, pro rata as set forth on Schedule A, at the rate of $1.20 for every $1.00 owed, less any amount converted by the Purchasers between First Reconcile Date and Second Reconcile Date, not including the Second Conversion (the “Second Tranche”). In the event the Fourth Deposit is not timely made the Collateral’s Agent release of its lien on the Second Release Collateral shall be void ab initio. The Third Deposit and Fourth Deposit shall be held in escrow for at least five (5) Trading Days after the Second Reconcile Date. Following the Second Tranche another $3,300,000 of the Notes will be converted or redeemed.

6.        Third Note Repricing. Subject to the approval of NASDAQ, approval by the Company’s shareholders and provided an Event of Default has not occurred or been waived by the Purchasers, on the sooner of the fifth (5th) Trading Day after the Second Reconcile Date or full payment of any redemption owed pursuant to Section 5 above, the Conversion Price of the Notes will be reduced (but not increased) to the 20% discount to the prior 5-day VWAP (the “Third Reset”). Upon the Third Reset and subject to the beneficial ownership limits in the Notes, pro rata as set forth on Schedule A, $1,100,000 of the Notes shall be converted (“Third Conversion”) and the Company shall deposit up to an additional $1,000,000 (the “Fifth Deposit”) into escrow pursuant to the Escrow Agreement, provided that if such deposit would result in more than $1,950,000 being held in escrow the Company would only be required to deposit such amount necessary to have $1,950,000 being held in escrow; provided, further that if either party elects to pause the second tranche as provided for in Schedule 8 to this Agreement, then the Company shall have the right to withdraw any escrowed amounts to fund Company operations; provided, further, however, that the Purchasers shall be under no obligation to resume the third tranche until the Company has restored such amounts to be held in escrow. Upon the Third Reset and the Company having deposited the Fourth Deposit into escrow pursuant to the Escrow Agreement, (a) the Collateral Agent’s lien on, and security interest in, the Second Release Collateral shall be automatically terminated, discharged and released and (b) the Third Release Collateral (including without limitation the transfer, use and disposition thereof) shall not be subject to any covenant, restriction, limitation, condition or other provision of the SPA and the other Transaction Documents. No later than the 45th Trading Day (“Third Reconcile Date”) after the Third Reset, the Company shall deposit up to an additional $950,000 (“Sixth Deposit”) into escrow pursuant to the Escrow Agreement, provided that if such deposit would result in more than $1,950,000 being held in escrow the Company would only be required to deposit such amount necessary to have $1,950,000 being held in escrow. Commencing on the day after the Third Reconcile Date, the Purchasers may require the Company to redeem up to $2,200,000 worth of the Notes, pro rata as set forth on Schedule A, at the rate of $1.20 for every $1.00 owed, less any amount converted by the Purchasers between Second Reconcile Date and Third Reconcile Date, not including the Third Conversion (the “Third Tranche”). In the event the Sixth Deposit is not timely made the Collateral’s Agent release of its lien on the Third Release Collateral shall be void ab initio. The Fifth Deposit and Sixth Deposit shall be held in escrow for at least five (5) Trading Days after the Third Reconcile Date. Following the Third Tranche another $3,300,000 of the Notes will be converted or redeemed.

7.        Warrant Repricing. The exercise price of the Class A Warrants, Class B Warrants, and the 85,000 Consent Warrants issued pursuant to Section 11 of the Consent and Waiver dated January 13, 2022, shall be reduced to $9.50 per share.

8.        Equity Raise. Except as set forth on Schedule 8, the Company shall not engage in any capital raising transactions.

9.        Extension. The Company shall have a one-time option to extend the Second Reset or Third Reset 45 days.

10.      Exchange. Contemporaneously or before the First Reset, the Company and Purchasers, pro rata as set forth on Schedule A, agree to exchange the Class C warrants for 296,013 shares of the Company’s common stock (“New Shares”). The New Shares and all Conversion Shares shall be issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company acknowledges that the Purchasers’ holding period of the New Shares shall tack for Rule 144 purposes back to October 25, 2021, and the holding period of all other securities of the Company held by the Purchasers is unaffected by this Agreement and the transaction contemplated herein. Subject to the Purchasers’ providing customary representations letter, the Company, at its expense, shall provide any legal opinions necessary for the transfer agent to remove the legend and for Purchasers to sell the New Shares pursuant to any applicable exemption from registration or safe harbor. The New Shares shall be delivered contemporaneously with the execution of this Agreement.

11.      Registration Statement. The Company shall amend the prospectus supplement filed pursuant Rule 424(b)(7) to Registration Statement No. 333-261427 (“Registration Statement”) or the Registration Statement itself, as necessary, to reflect the terms of this Agreement to include all additional Conversion Shares and the New Shares.

12.      Approvals. Within 3 business days after execution of this Agreement, the Company will consult with and submit the necessary documentation to obtain approvals with NASDAQ and thereafter, if necessary, make such filings with the Securities and Exchange Commission to obtain the necessary stockholder approvals in accordance with NASDAQ Rule 5635(d). The Company shall use its reasonable best efforts to obtain such NASDAQ and stockholder approval no later than 45 days after the date of this Agreement. If NASDAQ approval is not obtained within 45 days after the date of this Agreement, the Purchasers may cancel this Agreement. If the Company does not obtain stockholder approval at the first meeting, the Company shall call a meeting every three months thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained or the Notes and Warrants are no longer outstanding. For purposes of this Agreement, a “business day” shall be any day other than Saturday, Sunday, or a day on which the Federal Reserve Bank of New York is closed.

13.      Public Disclosure. Within one business day after execution of this Agreement, the Company shall file a form 8-K with Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Company shall also file additional form 8-Ks within one (1) Trading Day of First Reset, Second Reset and Third Reset.

14.      Event of Default. A breach of the terms of this Agreement shall be an Event of Default under the Notes; provided, however that the Company’s failure to obtain stockholder approval as provided in Section 12 hereof shall not be considered an Event of Default under the Notes.

15.      Representations. The Company warrants and represents that all the warranties and representations of the Company set forth in the Transaction Documents are true and accurate in all material respects as of the date of this Agreement and will be as of the Approval Date, First Reconcile Date and Second Reconcile Date. This Agreement shall be included in the definition of “Transaction Documents” in the SPA.

16.      Fees. The Company shall pay $20,000 to Grushko & Mittman, P.C. (“G&M”).

17.      Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.      Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

19.      Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

20.      Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

21.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

22.      Notices. All notices shall be delivered in accordance with the notice provisions of the SPA and Security Agreement.

23.      Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Transaction Documents remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used in this Agreement, any consent of the Purchasers shall be determined in accordance with the terms of the SPA.

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IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.

By:
Its:

PURCHASERS

By:
Name:	By:
Title:	Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

COLLATERAL AGENT

By:
Name:
Title:

Schedule A